Exhibit 99.1

Cornell Companies, Inc.

AT THE COMPANY: Christine Parker – Director, Investor Relations
(713) 623-0790

CORNELL COMPANIES ENTERS INTO
MERGER AGREEMENT WITH VERITAS CAPITAL

Houston, Texas (October 9, 2006) – Cornell Companies, Inc. (NYSE: CRN) announced today the execution of a definitive merger agreement with Veritas Capital, under which Veritas will acquire Cornell in a transaction valued at approximately $518.6 million, including the assumption or repayment of approximately $273.6 million in debt. Under the terms of the agreement, Cornell stockholders will receive $18.25 in cash for each share of common stock they hold.

The Company’s Board of Directors has unanimously approved the agreement and will recommend that Cornell’s stockholders approve the merger.

James E. Hyman, Cornell’s chairman and chief executive officer, said, “The Board of Directors has completed a comprehensive review of the strategic alternatives available to the Company, the result of which we are pleased to announce today. The Board endorses this transaction and believes it to be in the best interest of Cornell’s shareholders.

“Moreover, we welcome an investment relationship with such a reputable private equity firm, one that understands our business and will support the Company in its efforts to provide excellent services to its growing portfolio of customers. These efforts will rest on the shoulders of our valued employees, whose contributions we wish to acknowledge. I want to assure them, as well as our customers, that Cornell will continue its focus on quality programs provided by quality people.”

“Cornell Companies is consistent with our strategy of acquiring quality companies that provide critical outsourcing services to the government,” said Robert McKeon, founder and president of Veritas Capital. “We look forward to partnering with James Hyman and his extraordinary team to build on Cornell’s strengths and outstanding reputation, and look forward to taking the firm to the next level.”

The transaction is expected to be completed by the end of the first quarter of 2007, subject to receipt of stockholder approval and regulatory approvals, as well as satisfaction and completion of other customary closing conditions. The transaction will be financed with equity from Veritas Capital Fund III, LP.

Rothschild Inc. is acting as financial advisor to the Board of Directors, and Morris, Nichols, Arsht & Tunnell LLP is acting as legal counsel to the Board of Directors. Hunton & Williams LLP is acting as legal counsel to Cornell.

Conference Call

The Company will hold an investor and analyst conference call to discuss the transaction this morning at 9:30 AM (Eastern Time). The call-in number to participate is 800-257-2101. In addition, a live audio webcast of the call may be accessed via the Company’s website, www.cornellcompanies.com. A replay of the call will be available on the above web site and by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 11073379. The replay will be available through October 16, 2006 by phone and for 30 days on the website.

About Cornell Companies

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades

3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (www.cornellcompanies.com) has 78 facilities in 18 states and a total service capacity of 18,555.

About Veritas Capital

Veritas Capital is a private equity investment firm headquartered in New York. Founded in 1992 by Robert B. McKeon, Veritas invests primarily in companies specializing in outsourcing services to the government, primarily in the areas of defense and aerospace, security and infrastructure.  Veritas’ portfolio of companies includes, or has included, DynCorp International, Integrated Defense Technologies, Vertex Aerospace, McNeil Technologies, The Wornick Company, and TRAK Communications, among others.  Veritas is dedicated to providing the highest level of critical services and equipment to the defense and federal sectors around the world.  For more information, please visit www.veritascapital.com.

Important additional information regarding the merger will be filed with the SEC.

In connection with the proposed merger, Cornell Companies will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (once available) and other documents filed by Cornell at the SEC’s website at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge from Cornell Companies by directing such requests to Cornell Companies, Attn: Investor Relations, 1700 W Loop South Suite 1500, Houston, Texas  77027, telephone:  (713) 623-0790.

Cornell Companies and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Cornell’s participants in the solicitation, which may be different from those of Cornell stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the merger (once available).

Certain statements included in this news release are intended as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that, as a result of numerous risks, uncertainties and other factors, actual future results may vary materially from those expressed or implied in any forward-looking statements and in particular, there can be no assurance that that any transaction will occur with respect to the Company. Risk factors include, but are not limited to:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Cornell and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many factors that may affect the completion of the transaction are beyond the Company’s ability to control or predict. Cornell Companies undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about the risks and uncertainties inherent in the Company’s businesses relating to these forward-looking statements are found in the Company’s SEC filings, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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